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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                -----------------

                         FORM S-8 REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                               ------------------

                                  HEROES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

STATE OF NEVADA            1980 GALLOWS ROAD, SUITE 200       11-1843262
                           VIENNA, VA. 22182

(State or Other            (Address, including zip            (I.R.S. Employer
Jurisdiction of            code of principal                  Identification
Incorporation or           executive office)                  Number)
Organization)

                                  HEROES, INC.
                     2001 EXECUTIVE EQUITY COMPENSATION PLAN
                            (Full title of the plan)

                                 AMER MARDAM-BEY
                                  HEROES, INC.
                          1980 GALLOWS ROAD, SUITE 200
                                VIENNA, VA. 22182
                                  703-761-1900
                      (Name, address, and telephone number,
                              of agent for service)

                               ------------------

                         CALCULATION OF REGISTRATION FEE

TITLE OF        AMOUNT       PROPOSED MAXIMUM   PROPOSED MAXIMUM      AMOUNT OF
SECURITIES TO   TO BE        OFFERING PRICE     AGGREGATE OFFERING    REGISTRATION
BE REGISTERED   REGISTERED   PER SHARE          PRICE                 FEE
Common Stock    700,000          $0.25              $175,000             $43.75
                shares

            Approximate date of proposed sales pursuant to the plan:
  As soon as practicable after this Registration Statement becomes effective.
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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by the Company with the Commission are incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-KSB for the year ended February 28, 2000.

         (b) The Company's Quarterly Reports on Form 10-QSB for the quarters ended May 31, August 31 and November 30, 2000.

         (c) The Company's Current Reports on Form 8-K filed April 11, April 28, July 12 and November 2, 2000.

         (d) The description of securities contained in the Company's registration statement under the Securities Exchange Act of 1934.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company's Articles of Incorporation eliminate liability of its directors and officers for breaches of fiduciary duties as directors and officers, except to the extent otherwise required by the Nevada Revised Statutes and where the breach involves intentional misconduct, fraud or a knowing violation of the law.

         Section 78.7502 of the Nevada Revised Statutes contains provisions for indemnification of officers and directors of the Company and, in certain cases, employees and other persons. Each such person will be indemnified in any proceeding if such person acted in good faith and in a manner which such person reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful. Indemnification would cover expenses, including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement.


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ITEM 8.  EXHIBITS.

         5        Opinion re legality

         23.1     Consent of Andersen, Andersen & Strong, L.C.

         23.2     Consent of Windham Brannon, P.C.

         23.3     Consent of Legal Counsel (included as part of Exhibit 5)

ITEM 9.  UNDERTAKINGS.

A.       UNDERTAKINGS RELATING TO DELAYED OR CONTINUOUS OFFERINGS OF
         SECURITIES

         (1) The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) The undersigned registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.       UNDERTAKING RELATING TO THE INCORPORATION OF CERTAIN DOCUMENTS
         BY REFERENCE

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.       UNDERTAKING RELATING TO THE INCORPORATION OF ANNUAL REPORT TO
         STOCKHOLDERS

         The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security-holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to


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be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

D.       UNDERTAKING RELATING TO REGISTRATION STATEMENT ON FORM S-8

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on February 14, 2001.

                                    HEROES, INC.



                                    By:  /s/ Amer Mardam-Bey
                                         Amer Mardam-Bey, President

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      SIGNATURE                        TITLE                          DATE



/s/ Amer Mardam-Bey             Director, Chief                January 14, 2001
Amer Mardam-Bey                   Executive Officer



/s/ Christopher J.S. Baker      Director, Chief Financial      January 14, 2001
Christopher J.S. Baker            and Accounting Officer



/s/ Tammy L. Lambert            Director, Chief                January 14, 2001
Tammy L. Lambert                  Operating Officer



/s/ Kenneth M. Herman           Director, V.P.                 January 14, 2001
Kenneth M. Herman



/s/ Carl L. Smith               Director                       January 14, 2001
Carl L. Smith



/s/ Christopher R. Smith        Director                       January 14, 2001
Christopher R. Smith


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                                  EXHIBIT INDEX

Exhibit
Number                       Title
-------                      -----
   5                 Opinion re legality

  23.1               Consent of Andersen, Andersen & Strong, L.C.

  23.2               Consent of Windham Brannon, P.C.

  23.3               Consent of Legal Counsel (included as part of Exhibit 5)


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